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                    GLOBAL PHILIPS STOCK OPTION PROGRAM 2006

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                    GLOBAL PHILIPS STOCK OPTION PROGRAM 2006










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                              TERMS AND CONDITIONS
                                       OF
                    GLOBAL PHILIPS STOCK OPTION PROGRAM 2006

                                    ARTICLE 1
                                   DEFINITIONS

In this Global Philips Stock Option Program 2006 the following definitions shall apply:

1.  Closing Price         :   the price of a Share with dividend, if any, at the
                              closing  of  the  Official   Segment  of  Euronext
                              Amsterdam    N.V.'s   stock   market    ("Euronext
                              Amsterdam")  as published  in the  Official  Price
                              List of this stock exchange.

2.  Custody  Account      :   a  custody  account  maintained  in the name of an
                              Option Holder other than a Nominee Account.

3.  Date of Grant         :   the  date at which  the  Options  shall be  deemed
                              granted to the Option  Holder  under the  Program.
                              The Dates of Grant shall be the same dates as the dates of publication of the Philips' annual and/or quarterly results over the financial year 2006.
                              The relevant Date of Grant with respect to any grant hereunder shall be determined by Philips.

4.  Employing Company     :   any company  within the Philips group of companies
                              and such other company as Philips may from time to time designate or approve.

5.  Grant Price           :   the  price  to be paid  by the  Option  Holder  to
                              acquire a Share upon exercising an Option. Such price will be equal to the Closing Price on the applicable Date of Grant.

6.  Nominee Account       :   a  custody  account  maintained  in the name of an
                              Option Holder established by an administrator designated by Philips.

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7.  Option                :   a right  granted by Philips  under the  Program to
                              acquire  one  Share   subject  to  the  terms  and
                              conditions hereof.

8.  Option Holder         :   a person holding any Options.

9.  Option Period         :   the  term  for  which  an  Option  is  granted  as
                              specified in Article 3.

10. Philips               :   Koninklijke Philips Electronics N.V.

11. Program               :   this Global Philips Stock Option Program 2006.

12. Share                 :   a common share of Philips.


                                    ARTICLE 2
                             ACQUISITION OF OPTIONS

Options may be granted to an eligible individual, subject to the (acceptance by such individual of the) terms and conditions of this Program and any other Philips' policies or guidelines that may apply to such individual. Any Options offered to any such individual and the terms and conditions governing such Options shall be deemed accepted by such individual with effect from the applicable Date of Grant in case Philips has not received, in accordance with a procedure established by Philips, a notice of rejection of such Options within fourteen (14) days of the notice of grant of the Options or such later date as may be determined by Philips.

                                    ARTICLE 3
                   RESTRICTIONS ON EXERCISE AND OPTION PERIOD

1. Options shall not be exercisable before the third anniversary of the Date of Grant. Unvested or lapsed Options cannot be exercised.

2. The Option Period is in principle ten (10) years commencing on the Date of Grant, subject to this Article 3.2 and Article 4. Upon request of an Option Holder exercising Options pursuant to Article 6, the Option Period for the Options being exercised will be limited to the period from the Date of Grant up to, and including, the date Philips receives the above request in accordance with a procedure established by Philips, provided that the Option Period is at least three (3) years.

3.    Options may in principle  only be  exercised  (subject to a minimum of ten
      (10) units) at the last day of the prevailing Option Period, subject to this Article 3 and Article 4.

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                                    ARTICLE 4
                            TERMINATION OF EMPLOYMENT

1. Except as otherwise provided in Article 4.2, 4.3 and 4.4 hereof, in case an Option Holder is no longer employed by any Employing Company as a result of the termination of such Option Holder's employment with an Employing Company for any reason whatsoever during the applicable Option Period, any Options held by such Option Holder at the date of such termination shall be forfeited effective as of the date of termination of such Option Holder's employment with the Employing Company without the Option Holder being entitled to any compensation or any obligation on the part of Philips or any of its subsidiaries unless Philips determines, in its sole discretion, otherwise in writing. Any such determination shall be final, conclusive and binding and may be subject to such conditions as Philips may determine appropriate.

2. In case an Option Holder is no longer employed by any Employing Company during the applicable Option Period as a result of the termination of such Option Holder's employment with an Employing Company for reasons of (i) disablement, (ii) retirement or (iii) the expiration of a temporary contract of employment, provided such temporary contract of employment has not been extended one or more times, any Options held by such Option Holder at the date of termination shall remain exercisable in accordance with Article 3, provided that in such case the Option Period will expire upon the earlier of (a) ten (10) years from the Date of Grant or (b) five
      (5) years from the date of such termination. For the purpose of this Program, an Option Holder's employment shall be deemed terminated as a result of "retirement" if such Option Holder's employment is terminated and such Option Holder satisfies at the date of such termination the eligibility requirements to receive an immediate (early) retirement benefit under an (early) retirement plan of an Employing Company under which such Option Holder was covered, provided (i) payment of such (early) retirement benefit commences immediately following such termination, and provided further (ii) that if such Option Holder is covered by an US retirement plan, such Option Holder must have at least five years of service with an US Employing Company and have attained the age of fifty-five (55) years.

3. In case an Option Holder is no longer employed by any Employing Company during the applicable Option Period as a result of the termination of such Option Holder's employment with an Employing Company for reasons of (i) death or (ii) legal incapacity of the Option Holder, the Options shall remain exercisable during the Option Period in accordance with Article 3, provided that in such case the Option Period will expire upon the earlier of (a) ten (10) years from the Date of Grant or (b) five (5) years from the date of such termination. In the event that the remaining Option Period as from the date of termination is less than twelve (12) months, then such Options shall be exercisable for a period of twelve (12) months as of the date of such

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      termination  and the Option Period shall be deemed  extended  accordingly, provided that the Options shall only be exercisable in the manner as set forth in Article 9.

4. In case the employment of an Option Holder with any Employing Company is terminated as a result of the sale or other divestment of a business, subsidiary, division or other business unit of Philips or subsidiary or any part thereof ("Divested Business") and the Option Holder remains employed by the Divested Business upon such transfer, any Options held by such Option Holder at the date of such termination shall remain exercisable in accordance with the terms and conditions of this Program, provided that the Option Period will expire upon the earlier of (a) ten
      (10) years as from the Date of Grant or (b) five (5) years as from the date of such termination.

      Upon termination of the employment of the Option Holder with the Divested Business, the terms of Article 4.1, 4.2 and 4.3 shall apply mutatis mutandis, it being expressly understood that in case such Option Holder becomes re-employed by any Employing Company immediately upon such termination, any Options held by the Option Holder at such time shall not be forfeited, but shall remain exerciseable for the remainder of the term of such Options as determined pursuant to this Article 4.4, subject to the terms and conditions of this Program.


                                    ARTICLE 5
                               NON-TRANSFERABILITY

The Options are strictly personal, and may not be assigned, transferred (except that, in case of death of the Option Holder during the Option Period, any Options held by the Option Holder at the date of his death shall pass to his heirs or legatees), pledged, hypothecated, or otherwise encumbered or disposed of in any manner. The Option Holder may not engage in any transactions on any exchange on the basis of any Options. Any violation of the terms of this Article 5 will cause the Options to become immediately null and void without further notice and without the Option Holder being entitled to any compensation.


                                    ARTICLE 6
                               EXERCISE OF OPTIONS

1. In order to exercise Options, which are exercisable in accordance with this Program, the Option Holder must notify Philips in accordance with a procedure determined by Philips. The notice shall state:
      a. the Date of Grant of the Options he wishes to exercise;
      b. if applicable, the confirmation that the Option Holder wants to limit the Option Period pursuant to Article 3.2;

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      c. the number of Options to be exercised; and
      d. whether Shares to be obtained upon such exercise:
         (i) be sold, on behalf of the Option Holder as soon as possible. Upon such sale, the aggregate revenue of the Shares sold upon exercise of the Options less the Grant Price multiplied by the number of such Options, and further costs, will be paid to the Option Holder in accordance with a procedure determined by Philips; or
         (ii) be delivered to the Option Holder as provided for in the Articles 6.3, 6.4 and 6.5.
         In case the Option Holder elects to have the Shares to be delivered to him, his notice shall be accompanied by the payment in full of the Grant Price, multiplied by the number of Options so being exercised. Such payment shall be made: (a) in cash, (b) through simultaneous sale through a broker of Shares acquired on exercise, subject to it being permitted under the applicable regulations, (c) through additional methods prescribed by Philips or (d) by a combination of any such method.

2. Philips may require an Option Holder to maintain a Nominee Account in connection with this Program. Nothing contained in this Program shall obligate Philips to establish or maintain or cause to establish or maintain a Nominee Account for any Option Holder.

3. Subject to the terms and conditions of this Program, if the Option Holder elects the Share to be delivered to him upon exercise as provided in
      Article 6.1.d (ii), Philips will deliver a Share to an Option Holder on or as soon as reasonably practicable after the exercise of an Option. In no event shall Philips have any obligation to deliver any Shares to an Option Holder prior to the exercise of any Options.

4. If the Option Holder elects to have Shares to be delivered to him pursuant to Article 6.1.d (ii), such Shares will be credited to the Nominee Account except if an Option Holder (i) requests Philips to credit such Shares to a Custody Account or (ii) does not maintain a Nominee Account at the date of delivery of such Shares. In case (i) or (ii) as described in the foregoing sentence applies, the Option Holder shall be responsible to notify Philips in accordance with a procedure (including the period for notification) established by Philips on the details relating to such Custody Account. In case Philips determines in its sole discretion that the Option Holder has failed to notify Philips in accordance with such procedure, then the Option Holder shall be deemed to have requested Philips to sell or cause to sell such Shares.

5. Except as may be approved otherwise in writing by Philips in its sole discretion, in case an Option Holder is no longer employed by any Employing Company for any reason whatsoever, the Option Holder (or his or her legal representatives) shall withdraw all Shares credited to the Option


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      Holder's  Nominee  Account  within  two  (2)  months  of the  date of such
      termination.   In  case  the   Option   Holder   (or  his  or  her   legal
      representatives, as the case may be) fails to comply with the foregoing obligation, then the Option Holder (or his or her legal representatives) shall be deemed to have requested Philips to sell or cause to sell such Shares.

6. Each Option Holder shall comply with any applicable "insider trading" laws and regulations and the Philips' Rules of Conduct with respect to Inside Information.


                                    ARTICLE 7
                                CAPITAL DILUTION

Philips may make equitable adjustment or substitution of (a) the number or kind of Shares subject to the Options, and/or (b) the Grant Price, as it, in its sole discretion, deems equitable to reflect any significant corporate event of or by Philips, for example a change in the outstanding Shares by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate change, or any distribution to holders of Shares other than regular cash dividends.
The effect of the adjustment or substitution shall be to preserve both the aggregate difference and the aggregate ratio between the Grant Price and the fair market value of the Shares to be acquired upon exercise of the Options. The Option Holder shall be notified promptly of such adjustment or substitution.

                                    ARTICLE 8
                                 COSTS AND TAXES

1. All costs of delivering any Shares to the Option Holder's Nominee Account upon exercise of any Options shall be borne by Philips. All costs of delivering any Shares under this Program to an Option Holder's Custody Account and any other costs connected with the Shares shall be borne by the Option Holder.

2. Any and all taxes, duties, levies, charges or social security contributions ("Taxes") which arise under any applicable national, state, local or supra-national laws, rules or regulations, whether already effective on the Date of Grant or becoming effective thereafter, and any changes or modifications therein and termination thereof which may result for the Option Holder in connection with this Program (including, but not limited to, the grant, the ownership and/or the exercise of the Options, and/or the delivery, ownership and/or the sale of any Shares acquired under this Program) shall be for the sole risk and account of the Option Holder.

3. Philips and its subsidiaries shall have the right to deduct or cause to be deducted from any salary payment or other sums due by Philips or any of its

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      subsidiaries  to an Option  Holder,  or  requiring  the  Option  Holder or beneficiary of the Option Holder, to pay to Philips an amount necessary to settle any Taxes determined by Philips necessary to be withheld in connection with this Program (including, but not limited to, the grant of the Options or the delivery of any Shares under this Program).

4. Philips shall not be required to deliver any Shares and Philips may delay (or cause to be delayed) the transfer of any Shares from a Nominee Account to a Custody Account, until Philips has received an amount, or the Option Holder has made such arrangements, required by Philips necessary to satisfy any withholding of any Taxes and any costs to be borne by the Option Holder in connection with this Program as determined by Philips.


                                    ARTICLE 9
                                CASH ALTERNATIVE

Upon receipt of a notice, as referred to in Article 6.1 hereof to exercise any Option, Philips may advise an Option Holder resident outside the Netherlands to request in writing an amount in cash as an alternative to Shares. Upon such request the Option Holder is entitled to receive an amount in Euros or in U.S. Dollars, as indicated by the Option Holder, equal to the Closing Price on the date of receipt of such request minus the Grant Price, multiplied by the number of Options so being exercised. Further, any costs to be paid and any applicable Taxes shall be deducted from the amount to be received by the Option Holder. If on the date of receipt of the notice Shares have not been traded on Euronext Amsterdam the Closing Price will be that of the first subsequent trading day on Euronext Amsterdam. The same method is being used for calculating the cash amount to which heirs and legatees of an Option Holder are entitled in accordance with Article 4.3.


                                   ARTICLE 10
                               GENERAL PROVISIONS

1. Philips shall have the authority to interpret this Program, to establish, amend, and rescind any rules and regulations relating to this Program, to determine the terms and conditions of any agreements entered into hereunder, and to make all other determinations necessary or advisable for the administration of this Program. Philips may delegate the authority to practice administrative and operational functions with respect to the Program to officers or employees of subsidiaries of Philips and to service providers.

2. No Option Holder shall have any rights or privileges of shareholders (including the right to receive dividends and to vote) with respect to Shares to be delivered pursuant to the exercise of any Options until such Shares

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      are actually  delivered to such Option Holder in accordance with Article 6 of this Program. The Shares delivered shall carry the same rights as common shares of Philips traded on Euronext Amsterdam or the New York Stock Exchange, as applicable, on the day on which these Shares are delivered.

3. The (value of) Options granted to, or Shares acquired by, an Option Holder pursuant to such Options under this Program shall not be considered as compensation in determining an Option Holder's benefits under any benefit plan of an Employing Company, including but not limited to, group life insurance, long-term disability, family survivors, or any retirement, pension or savings plan.

4. Nothing contained in this Program or in any grant made or agreement entered into pursuant hereto shall confer upon any Option Holder any right to be retained employed with any Employing Company, or to be entitled to any remuneration or benefits not set forth in this Program or interfere with or limit in any way with the right of any Employing Company or any of its subsidiaries to terminate such Option Holder's employment or to discharge or retire any Option Holder at any time.

5. If a provision of this Program is deemed illegal or invalid, the illegality or invalidity shall not affect the remaining parts of this Program, this Program shall be construed as if the illegal or invalid provisions had not been included in this Program.

6. Where the context requires, words in either gender shall include also the other gender.

7. This Program shall be governed by and construed in accordance with the laws of The Netherlands, without regard to its principles of conflict of laws.

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